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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

                             (IN ALPHABETICAL ORDER)

                   WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT



Borel Private Bank & Trust Company, a California corporation

Boston Private Bank & Trust Company, a Massachusetts corporation

Boston Private Value Investors, Inc., a Delaware corporation

RINET Company, LLC, a Delaware limited liability company

Sand Hill Advisors, Inc., a California corporation

Westfield Capital Management Company, LLC, a Delaware limited liability company


















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